    As filed with the Securities and Exchange Commission on June 27, 2002
                                             Registration  No.  333-20879
         --------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                                   ----------
                      Post-Effective Amendment Number One
                                       to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------
                             RALCORP HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                  Missouri                                  43-1766315
        (State or other jurisdiction                     (I.R.S. Employer
      of incorporation or organization)                 Identification No.)

 800 Market Street, Suite 2900, St. Louis, Missouri           63101
     (Address of principal executive offices)              (Zip Code)

                             RALCORP HOLDINGS, INC.
                            INCENTIVE STOCK PLAN AND
                  DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES
                             (Full title of the plan)
                           --------------------------
                         R. W. Lockwood, Esq., Secretary
                             RALCORP HOLDINGS, INC.
                                800 Market Street
                                   Suite 2900
                            St. Louis, Missouri 63101
                     (Name and address of agent for service)
               Telephone number of agent for service: 314-877-7000
                                   ----------

DE-REGISTRATION  OF  SHARES

     Ralcorp Holdings, Inc., previously registered on a Form S-8 Registration Statement (No. 333-20879), the offering of up to 2,900,000 shares of Common Stock $.01 par value ("Common Stock") pursuant to the terms of the Ralcorp Holdings, Inc. Incentive Stock Plan (the "Plan").

     Shareholders of Ralcorp have approved the adoption of the Ralcorp Holdings, Inc. 2002 Incentive Stock Plan (the "2002 Plan"), which was intended to replace the prior Plan. With the adoption of the 2002 Plan, no new awards have been or will be granted under the prior Plan and the prior Plan remains in effect only with respect to outstanding awards. Approximately 635,136 shares of Common Stock registered on Registration No. 333-20879 for offering under the prior Plan remain unsold or unreserved for outstanding awards. Ralcorp has filed a new Registration Statement for the 2002 Plan. The shares so remaining under this Registration Statement No. 333-20879 have been carried forward and registered under the new Registration Statement. Consequently, Ralcorp is hereby de-registering 635,136 shares of Common Stock registered pursuant to Registration No. 333-20879. All other shares of Common Stock registered pursuant to that Registration No. 333-20879 that have either been sold or reserved for outstanding awards remain registered.

                                      SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned and hereto duly authorized, in the City of St. Louis, State of Missouri, on June 27, 2002.

                                  RALCORP  HOLDINGS,  INC.


                                  /s/ Joe R. Micheletto
                                  -------------------------------
                                  By:  Joe  R.  Micheletto
                                  Chief  Executive  Officer  and  President